===============================================================================

     As filed with the  Securities  and Exchange  Commission on May 13, 1999

                              SEC File No. 0-22720
------------------------------------------------------------------------------
Registration No. 33-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ------------------------


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                           ------------------------


                              CYCLO3PSS CORPORATION
            (Exact name of Registrant as specified in its charter)

      Delaware                                                  87-0455642
     ----------                                                -------------
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                             3646 West 2100 South
                          Salt Lake City, Utah 84120
                   (Address of principal executive offices)
                           ------------------------

     Employment Agreement of William R. Stoddard, Employment Agreement Durand Smith, Employee Stock Option Agreements with William R. Stoddard, Mondis Nkoy and John M. Williams

         Grant of Shares to William R. Stoddard in Lieu of Cash Wages
         ------------------------------------------------------------
                             (Full title of plans)

                              William R. Stoddard
                             Cyclo3pss Corporation
                             3646 West 2100 South
                           Salt Lake City, UT 84120
                         ----------------------------
                    (Name and address of agent for service)

                                (801) 972-9090
                    (Telephone number of agent for service)
                           ------------------------

                                with copies to:

                            A.O. Headman, Jr., Esq.
                        Cohne, Rappaport & Segal, P.C.
                       525 East First South, Fifth Floor
                           Salt Lake City, UT 84102
                                (801) 532-2666


                        CALCULATION OF REGISTRATION FEE

Title of Securities      Amount to be        Proposed Maximum           Proposed Maximum      Amount of
to be Registered         Registered(1)       Offering Price Per Unit    Aggregate Offering    Price Registration Fee
---------------------------------------------------------------------------------------------------------------------

Common Stock             815,000(2)               $  .10                $ 81,500.00           $ 24.04
Common Stock             200,000(3)               $ 1.07                $214,000.00           $ 63.13
Common Stock             180,000(4)               $.175                 $ 31,500.00           $  9.29
=====================================================================================================================
       TOTAL                                                            $327,000.00           $ 96.46
=====================================================================================================================


(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.

(2) Represents Shares issuable under Employee Stock Option Agreements to William R. Stoddard, Durand Smith and Mondis Nkoy.

(3) Represents Shares issuable under Employee Stock Option Agreements to William R. Stoddard and John M. Williams

(4) Represents shares issued to William R, Stoddard for wages. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act and based on the average of the high and low price per share of Cyclo3pss Corporation, Inc. Common Stock as quoted on the OTC Bulletin Board on April 25, 1999.

                               EXPLANATORY NOTE

     Pursuant to Rule 428(b) (1) under the Securities Act of 1933, as amended (the "Securities Act"), an Information Statement will be distributed to William Stoddard, John Williams, Durand Smith and Mondis Nkoy under a written compensatory agreement. The Information Statement and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of the Securities Act.

                      ------------------------------------


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

       Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

       Not required to be filed with this Registration Statement


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.      Incorporation of Documents By Reference

       The  following   documents  filed  by  Cyclo3pss   Corporation  with  the
Securities and Exchange Commission as of their respective dates are incorporated by reference in this registration statement:

             (a) Registrant's Annual Report on Form 10-KSB for the fiscal year ending February 28, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended.

             (b) Registrant's quarterly report on Form 10-QSB for the fiscal quarter ended November 30, 1998, and all other reports, if any, filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended February 28, 1998.

             (c) The description of Registrant's common stock contained in the Registration Statement on Form 10-SB filed with the Commission on October 26, 1993, including any amendments or reports filed for the purpose of updating such description.

       All documents filed by the Registrant pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Securities Exchange Act of 1934 after the date of the Prospectus which is a part of this Registration Statement and prior to the termination of the offering of these shares of common stock offered thereby, shall be deemed to be incorporated by reference and to be a part of the Prospectus from the date of filing of such document. Any statement contained in a document incorporated by reference herein or contained herein shall be deemed to be modified or superseded to the extent that a statement herein, or in a document subsequently incorporated by reference herein, shall modify or supersede such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

ITEM 4.      Description of Securities

       Not applicable; the class of securities to be offered is registered under
Section 12 of the Securities Exchange Act of 1934, as amended.

ITEM 5.      Interests of Named Experts and Counsel

       Not applicable.

ITEM 6.      Indemnification of Directors and Officers

       As permitted by sections 102 and 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach of alleged breach of a director's fiduciary duty except for liability under section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit. The effect of this provision in the Certificate of Incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situation described above.

       The Registrant's Certificate of Incorporation and Bylaws provide for indemnification of officers, directors and employees, and the Company has entered into an indemnification agreement with each officer and director of the Registrant (an "Indemnitee"). Under the Bylaws and such indemnification agreements, the Registrant must indemnify an Indemnitee to the fullest extent permitted by Delaware law for losses and expenses incurred in connection with actions in which the Indemnitee is involved by reason of having been a director or employee of the Registrant. The Registrant is also obligated to advance expenses an Indemnitee may incur in connection with such actions before any resolution of the action, and the Indemnitee may sue to enforce his or her right to indemnification or advancement of expenses.

       There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.

ITEM 7.      Exemption From Registration Claimed

       Not Applicable.

ITEM 8.      Exhibits

       The following exhibits are filed as part of this Registration Statement:

Exhibit
Number       Description

4.1  Employee Stock Option Agreement- William R. Stoddard -August 31, 1996

4.2  Employee Stock Option Agreement- John M. Williams -August 31, 1996

4.3. Employment Agreement - William R. Stoddard - August 31, 1997

4.4. Employment Agreement - Durand Smith- March 1, 1998

4.5. Employee Stock Option Agreement - Mondis Nkoy - May 31, 1997

4.6. Agreement (Regarding Shares in Lieu of Cash Salrary)- William R. Stoddard - April 15, 1999

5.1  Opinion Regarding Legality and Consent

23.1 Consent of Ernst & Young, LLP, independent auditors

25.1 Power of Attorney-Located on Signature Page


ITEM 9.  Undertakings

       (a) Rule 415.     The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and shall be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on FORM S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake, State of Utah, on the 6th day of May, 1999.

CYCLO3PSS CORPORATION



By:  /s/ William R. Stoddard                    By:  /s/ Mondis Nkoy
   ----------------------------                 -------------------------------
   William R. Stoddard                           Mondis Nkoy
   Chief Executive Officer                      Principal Financial Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person who signature appears below constitutes and appoints each of William R. Stoddard and Mondis Nkoy as true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and restitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Date                 Title                      Signature

May 6, 1999              Chief Executive             /s/ William R. Stoddard
                         Officer                     William R. Stoddard

May 6, 1999              Director                    /s/ Michael Lakis
                                                     Michael Lakis

April 27, 1999           Director                    /s/ Robert Dunn
                                                     Robert Dunn

April 26, 1999           Director                    /s/ Steve Sarich, Jr.
                                                     Steve Sarich, Jr.

April 28, 1999           Director                    /s/ Richard Nelson
                                                     Richard Nelson

                                 EXHIBIT INDEX

Exhibit
Number            Description

4.1  Employee Stock Option Agreement- William R. Stoddard -August 31, 1996

4.2  Employee Stock Option Agreement- John M. Williams -August 31, 1996

4.3. Employment Agreement - William R. Stoddard - August 31, 1997

4.4. Employment Agreement - Durand Smith- March 1, 1998

4.5. Employee Stock Option Agreement - Mondis Nkoy - May 31, 1997

4.6. Agreement (Regarding Shares in Lieu of Cash Salrary)- William R. Stoddard - April 15, 1999

5.1  Opinion Regarding Legality and Consent

23.1 Consent of Ernst & Young, LLP, independent auditors

25.1 Power of Attorney-Located on Signature Page